Exhibit 21 to 2014 10-Q

Convergys Corporation Direct and Indirect Subsidiaries
March 31, 2014

Entity Name	Jurisdiction
Convergys Corporation	Ohio
Asset Ohio Fourth Street LLC	Ohio
Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
Convergys Government Solutions LLC	Ohio
Convergys Customer Management Group Inc.	Ohio
SGS Holdings, Inc. (90.60156%)	Delaware
Stream Global Services, Inc.	Delaware
Stream Global Services El Salvador S.A. de C.V. (0.1%)	El Salvador
Stream Holdings Corporation	Delaware
SGS Netherlands CV (1%)	Netherlands
Stream Florida Inc.	Delaware
Stream Ireland Contact Services Limited	Ireland
Stream New York Inc.	Delaware
Stream Italy S.R.L.	Italy
Stream Global Services - US, Inc.	Delaware
Stream Global Services - AZ, Inc.	Delaware
Stream International (Bermuda) Ltd.	Bermuda
Stream International Egypt LLC (1%)	Egypt
Stream Global Services El Salvador S.A. de C.V. (99.9%)	El Salvador
Stream International Global Services Philippines Inc. (1.5625%)	Philippines
Stream International Costa Rica S.A.	Costa Rica
Stream Global Services Honduras S.A. (99.6%)	Honduras
Stream Global Services Danmark APS	Denmark
Stream International Service Europe BV	Netherlands
Stream International Egypt LLC (99%)	Egypt
SGS Tunisie SARL (1%)	Tunisia
N2SP Tunise SARL (1%)	Tunisia
Stream Ireland Limited	Ireland
SGS Tunisie SARL (99%)	Tunisia
N2SP Tunise SARL (99%)	Tunisia
Stream Mauritius Limited	Mauritius
Stream International Services Pvt. Ltd.	India
Infowavz International Pvt. Ltd. (98.1715105%)	India
Stream International Inc.	Delaware
Stream Global Services Honduras S.A. (0.4%)	Honduras
Stream International Nordic AB	Sweden
Stream International SP zoo (99%)	Poland
Stream International Canada Inc.	Canada

Stream Services de Apoyo Informatico SL	Spain
Stream International (N.I.) Limited	United Kingdom
Stream International SP zoo (1%)	Poland
Stream Tunisie, S.A.R.L. (1%)	Tunisia
Stream Global Services GmbH	Germany
Stream International Europe BV	Netherlands
Stream Tunisie, S.A.R.L. (99%)	Tunisia
Stream International Bulgaria EOOD	Bulgaria
SGS Netherlands CV (99%)	Netherlands
Stream Global Services LLC	Delaware
SGS Netherlands Cooperatief U.A. (1%)	Netherlands
SGS Netherlands Cooperatief U.A. (99%)	Netherlands
SGS Netherlands Investment Corporation	Netherlands
Stream International Global Services Philippines Inc. (98.4375%)	Philippines
Stream Global Services Nicaragua, S.A. (0.01%)	Nicaragua
eTelecare Philippines, Inc.	Philippines
Stream Global Services Phils, Inc.	Philippines
Stream Global Services Hong Kong Limited	Hong Kong
Stream (Suzhou) Information Consulting Co., Limited	China
Suzhou SiJun Information Services Co. Ltd.	China
Stream Global Services - Singapore Pte. Ltd.	Singapore
Stream Business Process Outsourcing South Africa (Proprietary) Ltd.	South Africa
etelcare Global Solutions - UK, Ltd.	United Kingdom
Stream Global Services Nicaragua, S.A. (99.99%)	Nicaragua
LBM Holdings Ltd.	United Kingdom
LBM Holdings (UK) Ltd.	United Kingdom
Stream Intelligent Contact Ltd. (fka LBM Direct Marketing Ltd.)	United Kingdom
Convergys Customer Management Australia Pty Ltd	Australia
Convergys Customer Management Colombia S.A.S.	Colombia
Convergys Funding Inc.	Kentucky
Convergys Customer Management International Inc.	Ohio
Convergys Customer Management Group Canada Holding Inc. (99.84%)	Delaware
Convergys Customer Management Delaware LLC	Delaware
Convergys Netherlands LLC	Delaware
Convergys Customer Management C.V. (0.003% GP)	Netherlands
Convergys Customer Management C.V. (99.997% LP)	Netherlands
Convergys CMG Netherlands LLC	Delaware

Convergys International Luxembourg S.a.r.l.	Luxembourg
Convergys Canada LLC	Delaware
Convergys Canada LP (0.1% GP)	Canada
Convergys Canada LP (99.9% LP)	Canada
Convergys Canada Holding B.V.	Netherlands
SGS Holdings, Inc. (9.39844%)	Delaware
CCM Limited Partner ULC	Nova Scotia, Canada
Convergys CMG Canada Limited Partnership (99% LP)	Manitoba, Canada
Convergys New Brunswick, Inc.	New Brunswick, Canada
Convergys CMG Canada Limited Partnership (1% GP)	Manitoba, Canada
Convergys International B.V.	Netherlands
Convergys Philippines Services Corporation	Philippines
Convergys Singapore Holdings Pte. Ltd.	Singapore
Convergys Malaysia (Philippines) Sdn Bhd (fka Datacom Connect (Phil) Sdn Bhd)	Malaysia
Convergys Malaysia Sdn Bhd (fka Datacom South East Asia (M) Sdn. Bhd.)	Malaysia
Intervoice, LLC (30%)	Texas
Convergys Services Denmark ApS	Denmark
Convergys Korea Limited (51%)	Korea
Convergys Customer Management Mexico S. de R.L. de C.V. (1%)	Mexico
Convergys Customer Management Netherlands B.V.	Netherlands
Convergys CMG UK Limited	United Kingdom
PT Convergys Customer Management Indonesia (1%)	Indonesia
Encore Receivable Management, Inc.	Kansas
Convergys India Services Private Limited	India
Convergys International Solutions (Mauritius) Limited	Mauritius
Convergys CMG Insurance Services LLC	Ohio
Convergys Learning Solutions LLC	Delaware
DigitalThink (India) Pvt. Ltd.	India
Convergys Customer Management Group Canada Holding Inc. (0.16%)	Delaware
Convergys Customer Management Mexico S. de R.L. de C.V. (99%)	Mexico
Convergys Employee Care Puerto Rico, LLC	Puerto Rico
Intervoice, LLC (70%)	Texas
Edify LLC	Delaware
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda.	Brazil
Intervoice GP, Inc.	Nevada
Intervoice Limited Partnership (1%)	Nevada
Intervoice LP, Inc.	Nevada
Intervoice Limited Partnership (99%)	Nevada
Intervoice Acquisition Subsidiary, Inc.	Nevada
Intervoice Colombia Ltda. (6%)	Colombia
Intervoice Colombia Ltda. (94%)	Colombia
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (99.9%)	Brazil
Brite Voice Systems, LLC	Kansas
Intervoice Pte Ltd.	Singapore
Intervoice Limited	United Kingdom

Intervoice GmbH	Germany
PT Convergys Customer Management Indonesia (99%)	Indonesia

• All subsidiaries conduct business under their legal name.